Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 7, 2012, SPS Commerce, Inc. acquired the assets of Edifice Information Management Systems, Inc. and Subsidiaries (“Edifice”), a privately-held information services company specializing in the collection, analysis and distribution of point-of-sale data used by retailers and suppliers to improve their supply chain efficiencies. The unaudited pro forma condensed combined financial statements and accompanying notes of the combined business set forth below give effect to the acquisition of Edifice as a business combination using the acquisition method of accounting as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2012 is presented as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and for the three months ended March 31, 2012 are presented as if the acquisition had occurred on January 1, 2011.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of SPS Commerce and Edifice, our preliminary estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances. These preliminary estimates and assumptions are subject to change during the measurement period as we finalize the valuation of the net tangible and intangible assets acquired. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on the dates presented, nor is it necessarily indicative of our future financial position or results of operations as of or for any future date or periods. In addition, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should also be read in conjunction with the historical financial statements and accompanying notes of:

•	SPS Commerce, Inc. for the year ended December 31, 2011, included in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 9, 2012;

•	SPS Commerce, Inc. for the period ended March 31, 2012, included in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 8, 2012; and,

•

Edifice Information Management Systems, Inc. for the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012, included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	As of March 31, 2012
	Historical		Pro Forma
	SPS
	Commerce	Edifice	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$33,063	$720	$(26,273	) (a)	$17,505
			11,000	(b)
			(720	) (c)
			(285	) (d)
Accounts receivable, net	7,981	1,238	—		9,219
Deferred costs, current	6,085	—	—		6,085
Deferred income taxes, current	782	—	—		782
Prepaid expenses and other current assets	1,896	202	—		2,098

Total current assets	49,807	2,160	(16,278)		35,689
PROPERTY AND EQUIPMENT, net	3,420	1,767	(691	) (e)	4,496
GOODWILL	5,853	—	20,542	(f)	26,395
INTANGIBLE ASSETS, net	5,507	—	16,240	(g)	21,747
OTHER ASSETS
Deferred costs, net of current portion	2,670	—	—		2,670
Deferred income taxes, net of current portion	11,646	—	—		11,646
Other non-current assets	93	116	—		209

	$78,996	$4,043	$19,813		$102,852

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Capital lease obligations, current	$—	$214	$—		$214
Line of credit	—	—	11,000	(b)	11,000
Accounts payable	1,240	175	—		1,415
Accrued compensation and benefits	4,548	559	—		5,107
Accrued expenses and other current liabilities	1,311	108	—		1,419
Deferred revenue, current	4,077	1,336	(832	) (h)	4,581
Deferred rent, current	—	23	(23	) (i)	—
Due to related parties	—	1,593	(1,593	) (j)	—

Total current liabilities	11,176	4,008	8,552		23,736

OTHER LIABILITIES
Capital lease obligations, less current portion	—	185	—		185
Deferred revenue, less current portion	7,294	249	(249	) (h)	7,294
Deferred rent, less current portion	—	66	(66	) (i)	—

Total liabilities	18,470	4,508	8,237		31,215

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	12	—	—		12
Additional paid-in capital	109,323	—	11,396	(a)	120,719
Accumulated deficit	(48,809)	(477)	(285	) (d)	(49,094)
			477	(k)
Accumulated other comprehensive income	—	12	(12	) (k)	—

Total stockholders’ equity (deficit)	60,526	(465)	11,576		71,637

	$78,996	$4,043	$19,813		$102,852

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	For the Year Ended December 31, 2011
	Historical		Pro Forma
	SPS
	Commerce	Edifice	Adjustments		Combined
Revenues	$57,969	$10,574	$—		$68,543
Cost of revenues	15,366	4,416	—		19,782

Gross profit	42,603	6,158	—		48,761

Operating expenses
Sales and marketing	23,836	2,524	—		26,360
Research and development	5,838	—	—		5,838
General and administrative	11,151	2,854	—		14,005
Amortization of intangible assets	643	—	1,828	(g)	2,471

Total operating expenses	41,468	5,378	1,828		48,674

Income from operations	1,135	780	(1,828)		87
Other income (expense)
Interest expense	—	(18)	(242	) (m)	(260)
Interest income	89	1	—		90
Other expense	(140)	—	—		(140)

Total other expense, net	(51)	(17)	(242)		(310)

Income (loss) before income taxes	1,084	763	(2,070)		(223)
Income tax benefit	12,619	—	477	(n)	13,096

Net income	$13,703	$763	$(1,593)		$12,873

Net income per share
Basic	$1.15				$1.05
Diluted	$1.08				$0.98
Weighted average common shares used to compute net income per share
Basic	11,960		348	(o)	12,308
Diluted	12,744		348	(o)	13,092

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended March 31, 2012
	Historical		Pro Forma
	SPS
	Commerce	Edifice	Adjustments		Combined
Revenues	$16,534	$2,990	$—		$19,524
Cost of revenues	4,448	1,212	—		5,660

Gross profit	12,086	1,778	—		13,864

Operating expenses
Sales and marketing	6,447	564	—		7,011
Research and development	1,732	—	—		1,732
General and administrative	3,188	803	(31	) (l)	3,960
Amortization of intangible assets	260	—	457	(g)	717

Total operating expenses	11,627	1,367	426		13,420

Income from operations	459	411	(426)		444
Other income (expense)
Interest expense	—	(6)	(61	) (m)	(67)
Interest income	15	—	—		15
Other expense	(65)	—	—		(65)

Total other expense, net	(50)	(6)	(61)		(117)

Income before income taxes	409	405	(487)		327
Income tax expense	(153)	—	30	(n)	(123)

Net income	$256	$405	$(457)		$204

Net income per share
Basic	$0.02				$0.02
Diluted	$0.02				$0.02
Weighted average common shares used to compute net income per share
Basic	12,163		348	(o)	12,511
Diluted	13,185		348	(o)	13,533

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SPS Commerce, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

On August 7, 2012, we entered into an asset purchase agreement with Edifice Information Management Systems, Inc. and Subsidiaries (“Edifice”), a privately-held information services company specializing in the collection, analysis and distribution of point-of-sale data used by retailers and suppliers to improve their supply chain efficiencies. Under the asset purchase agreement, we purchased and acquired substantially all of the assets of Edifice for $26.3 million in cash and 347,852 shares of our common stock. We also assumed certain liabilities of Edifice.

The acquisition of Edifice was accounted for pursuant to FASB ASC 805, Business Combinations. In accordance with ASC 805, we recognized separately from goodwill the fair value of the identifiable assets acquired and the liabilities assumed at the acquisition date as defined by FASB ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date was measured as the excess of consideration transferred and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.

The unaudited pro forma condensed combined balance sheet as of March 31, 2012 is presented as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and for the three months ended March 31, 2012 are presented as if the acquisition had occurred on January 1, 2011.

The unaudited pro forma financial information presented, including the allocation of the purchase price, is based on the historical financial information of SPS Commerce and Edifice, our preliminary estimates of the fair values of assets acquired and liabilities assumed, and assumptions that we believe are reasonable under the circumstances. These preliminary estimates and assumptions are subject to change during the measurement period as we finalize the valuation of the net tangible and intangible assets acquired.

In addition, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies and do not include the effects of future restructuring activities, if any, as a result of the acquisition. Actual amounts recorded as of the completion of the acquisition and thereafter may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

Note 2. Purchase Price and Purchase Price Allocation

The purchase price consisted of the following (in thousands):

Cash	$26,273
SPS Commerce common stock	11,396

$37,669

We borrowed $11.0 million under our existing line of credit to fund a portion of the cash paid for the acquisition.

The number of shares of our common stock issued for the acquisition was 347,852 shares as calculated according to the terms of the purchase agreement. The fair value of the shares issued was determined using the closing price of our common stock on August 6, 2012.

The preliminary allocation of the fair value of assets acquired and liabilities assumed in the acquisition was as follows (in thousands):

Current assets	$1,440
Property and equipment	1,076
Other assets	116
Intangible assets (see Note 3)	16,240
Goodwill	20,542
Current liabilities	(1,560)
Other liabilities	(185)

$37,669

Note 3. Pro Forma Adjustments (dollars in thousands)

(a)	Purchase price equal to cash paid of $26,273 and 347,852 shares of our common stock issued with a fair value of $11,396 for the acquisition.

(b)	Borrowings of $11,000 under our existing line of credit to fund a portion of the cash paid for the acquisition.

(c)	Eliminate Edifice’s cash balance as it was not an acquired asset.

(d)	Estimated transaction costs of $285 not included in the historical balance sheet.

(e)	Difference between the preliminary fair value and the historical amount of Edifice’s property and equipment upon acquisition.

(f)	Goodwill based on the preliminary purchase price allocation (see Note 2).

(g)	Preliminary fair values of intangible assets acquired and the related amortization expense for the periods presented. Intangible assets will be amortized on a straight-line basis over their estimated useful lives.

The following table presents information related to the intangible assets acquired:

	Estimated	Estimated	Amortization	Amortization
	Fair	Life	Expense	Expense
Acquired Intangible Assets	Value	(Years)	(Annual)	(3 months)
Customer relationships	$15,980	9	$1,776	$444
Non-competition agreements	260	5	52	13

Total	$16,240		$1,828	$457

(h)	Difference between the preliminary fair value and the historical amount of Edifice’s deferred revenue upon acquisition.

(i)	Eliminate Edifice’s deferred rent accounts. Under the acquisition method of accounting, deferred rent does not meet the definition of a liability.

(j)	Eliminate Edifice’s related party debt as this was not an assumed liability.

(k)	Eliminate the historical shareholders’ equity accounts of Edifice upon acquisition.

(l)	Eliminate transaction costs of $31 included in the historical statement of operations.

(m)	Interest expense at an annual rate of 2.2%, as determined under our existing line of credit, on the $11,000 borrowed to fund a portion of the cash paid for the acquisition.

(n)	Additional impact on the provision or benefit for income taxes resulting from the combined income of Edifice and the pro forma adjustments for amortization and interest expenses for the periods presented using our statutory blended income tax rate of 36.5%.

(o)	Additional weighted average common shares outstanding resulting from the common stock issued for the acquisition.